UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          February 28, 2022

CYCLO THERAPEUTICS, INC.
(Exact name of registrant as specified in charter)

Nevada	001-39780	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32653
(Address of Principal Executive Offices)	(zip code)

386-418-8060
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CYTH	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CYTHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Employment Agreements

On February 28, 2022, Cyclo Therapeutics, Inc. (the “Company”), entered into written Employments Agreements (the “Employment Agreements”) with N. Scott Fine, the Company’s Chief Executive Officer; Michael Lisjak, the Company’s Chief Regulatory Officer; Joshua Fine, the Company’s Chief Financial Officer; and Jeffrey Tate, the Company’s Chief Operating & Quality Officer (together, the “Executives”). The Employment Agreements include the following material terms:

●
The Executives will be paid initial base salaries of $540,750 for Mr. Scott Fine, $342,990 for Mr. Lisjak, $335,780 for Mr. Josh Fine and $309,000 for Mr. Tate, representing a 3% increase in the base salaries of the Executives in effect prior to the execution of the Employment Agreements.

●	Each Executive is eligible to receive an annual raise in his base salary targeted at 3%, in addition to any additional increase approved by the Company.

●	Each Employment Agreement is for a two year term, subject to automatic renewal for successive one-year periods unless either party provides notice of non-renewal prior to the then end of the term.

●	Each Executive is entitled to an annual cash bonus targeted at a percentage of his base salary as set forth below:

Officer	Percentage of Base Salary
N. Scott Fine	50%
Michael Lisjak	35%
Joshua Fine	40%
Jeffrey Tate	35%

●
Each Executive was awarded an option to purchase a number of shares of the Company’s common stock upon execution of the Employment Agreement, and is entitled to be awarded annually an option to purchase a number of shares of common stock of the Company targeted at a percentage of the Company’s outstanding shares of common stock on the date of grant, in each case, as set forth below:

Officer	Initial Option Grant	Annual Option Grant
N. Scott Fine	74,907	0.89%
Michael Lisjak	31,141	0.37%
Joshua Fine	31,141	0.37%
Jeffrey Tate	31,141	0.37%

●
In the event of the termination of the Executive’s employment by the Company other than for Cause (as defined in the Employment Agreements), the Executive will be entitled to continued payment of base salary for one year; and if such termination occurs within 12 months following a “Change of Control,” all unvested stock options of the terminated Executive shall immediately vest in full.

●
Upon the termination Mr. Scott Fine’s employment by the Company other than for Cause absent a Change of Control, all unvested stock options that would have vested within 12 months following such termination will immediately vest.

●	Each Executive is subject to confidentiality, non-compete, non-solicitation and work-for-hire provisions.

The foregoing is a summary of the terms of the Employment Agreements, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of such agreements, which have been filed as exhibits to this Current Report on Form 8-K.

Resignation

On March 1, 2022, Dr. Sharon H. Hrynkow, the Company’s Chief Scientific Officer, submitted her resignation to the Company, effective March 31, 2022. Following her resignation, Dr. Hrynkow will remain affiliated with the Company as Co-Chairwoman of its Scientific Advisory Board.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement between the Company and N. Scott Fine, dated as of February 28, 2022.

10.2	Employment Agreement between the Company and Michael Lisjak, dated as of February 28, 2022.

10.3	Employment Agreement between the Company and Joshua Fine, dated as of February 28, 2022.

10.4	Employment Agreement between the Company and Jeffrey Tate, dated as of February 28, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclo Therapeutics, Inc.

Date: March 2, 2022

By:	/s/ N. Scott Fine
N. Scott Fine
Chief Executive Officer